Exhibit 10.1
AMENDMENT TO
THE VIVINT SMART HOME, INC.
2020 OMNIBUS INCENTIVE PLAN
    WHEREAS, Vivint Smart Home, Inc. (“Company”) had established the Vivint Smart Home, Inc. 2020 Omnibus Incentive Plan (“Plan”); and
    WHEREAS, the Plan was assumed by NRG Energy, Inc. (“NRG”) pursuant to the merger between NRG and the Company (the “Merger”) and maintenance of the Plan is with respect to the agreements pursuant to the Merger;
    WHEREAS, NRG desires that the Plan be amended to eliminate the evergreen clause contained in Section 5(b) of the Plan and to reflect that NRG Energy, Inc. common stock is being used to satisfy awards under the Plan;
    WHEREAS, Section 12(a) of the Plan authorizes the Board of Directors of the Company to amend the Plan; and
    WHEREAS, pursuant to the Merger, the Board of Directors of NRG has the authority to amend the Plan which may be effectuated by the Compensation Committee of the Board of Directors of NRG.
    NOW, THEREFORE, the Plan is hereby amended, effective as of the date below as follows:
1.Section 2(k) of the Plan is hereby amended to read as follows:
“ ‘Common Stock’ means the common stock of NRG Energy, Inc., par value $0.01 per share (and any stock or other securities into which such Common Stock may be converted or into which it may be exchanged).”
2.Section 5(b) of the Plan is hereby amended to read as follows:
“(b)    Share Reserve and Limits. Awards granted under the Plan shall be subject to the following limitations: (i) subject to Section 11 of the Plan, an aggregate of 17,500,000 shares of Common Stock (the “Absolute Share Limit”) shall be available for Awards under the Plan; (ii) subject to Section 11 of the Plan, no more than the number of shares of Common Stock equal to the Absolute Share Limit may be issued in the aggregate pursuant to the exercise of Incentive Stock Options granted under the Plan; and (iii) the maximum number of shares of Common Stock subject to Awards granted during a single fiscal year to a Non-Employee Director (or with respect to each single year in the event awards are granted for more than one year), taken together with any cash fees paid to such Non-Employee Director during the fiscal year, shall not exceed $1,000,000 in total value with respect to each such fiscal year (calculating the value of any such Awards based on the grant date fair value of such Awards for financial reporting purposes).”

IN WITNESS WHEREOF, this amendment is hereby executed ___________ __, 2023.

By:_______________________
Name:_____________________
Title: ______________________
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